Exhibit 107

Calculation of Filing Fee Tables

Form 424B7
(Form Type)

Banc of California, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Voting common stock, par value $0.01 per share	Rule 457(c)	51,422,763	$14.54	$747,686,974.02	.00014760	$110,358.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—	—
	Total Offering Amounts					$747,686,974.02		$110,358.60
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$110,358.60

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of our common stock on the New York Stock Exchange on February 23, 2024.